                                                                     EXHIBIT 4.8

TABLE OF CONTENTS

SECTION I            Definitions

SECTION II           Eligibility   7

SECTION III          Restoration to Service.  8

SECTION IV           Distribution Dates  9

SECTION V            Company Contributions  13

SECTION VI           Allocation of the Company's Contribution  14

SECTION VII          Accounts and Valuation of the Fund.  22

SECTION VIII         Method of Distribution.  23

SECTION IX           Time of Commencement of Payments.  26

SECTION X            Limitation of Assignment.  27

SECTION XI           Limitation of Rights of the Participant.  28

SECTION XII          Payments to Incompetents.  29

SECTION XIII         Distributions in Cases of Hardship Or at
                     Participant's Election  30

SECTION XIV          Administration of the Plan 33

SECTION XV           Trust Agreement 36

SECTION XVI          Amendment to or Termination of the Plan 3


SECTION XVII         Merger or Consolidation  39

SECTION XVIII        Top-Heavy Plan Limitations  40

SECTION XX           Construction  43

                                   SECTION I
                                   ---------

                                   Definition
                                   ----------

The following words and phrases shall be defined as stated below unless a different meaning is plainly required by the context:

1.01 "Accumulated Profit Allocation Units" means the total Profit Allocation Units of a Participant in the Fund.

1.02 Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

1.03 "Annual Earnings" shall be the basic annual compensation plus overtime payments as of December 31st of each year exclusive of any special compensation such as bonus payments, profit-sharing or other similar distributions. Annual Earnings shall include any amount contributed by the Company pursuant to a salary reduction agreement which is not includable as income under section 125 of the Code. In the event an Employee shall be on leave of absence without compensation during any year or portion thereof, his Annual Earnings for such year shall be his Annual Earnings as of December 31st as hereinabove defined or the rate of his regular basic annual compensation as of January 1st of such year, whichever is lesser. Annual Earnings on and after January 1, 1989 for any purpose under the Plan, shall be limited to $200,000 multiplied by the Adjustment Factor for Plan Years beginning in 1990 and thereafter, in accordance with the Code and regulations. In determining the Annual Earnings of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individual's Annual Earnings determined under this section prior to the application of this limitation.

If Annual Earnings for any prior Plan Year is taken into account in determining an Employee's allocation for the current Plan Year, the Annual Earnings for such prior year is subject to the applicable limit in effect for that prior year.
For this purpose, for Plan Years prior to January 1, 1990 the applicable limitation for Annual Earnings is $200,000.

1.04 "Beneficiary" means the person or persons designated by a Participant or the person or persons designated by the Committee to receive any amounts payable under the Plan in accordance with Section 4.02 hereof after the death of the Participant.

1.05      "Board" means the Board of Directors of the Company.

1.06 "Break in Service" means a break in an Employee's Continuous Service which shall occur in any Employment Year or Plan Year, as the case may be, commencing on or after January 1, 1976, during which the Employee fails to complete more than 500 Hours of Service. Solely for determining whether a Break in Service has occurred, an employee shall be granted 501 Hours of Service as a result of an absence due to pregnancy, birth or adoption of a child, or caring for a child following birth or adoption provided that, the Employee furnishes the Committee with such timely information as the Committee shall require that the absence from service is the result of the reasons specified under this Section 1.06. For purposes of the above, Hours of Service shall be credited to the Employee in the Employment Year or Plan Year, as the case may be, in which an absence from service commences if such crediting of Hours of Service would prevent a Break in Service. In each other case, Hours of Service will be credited in the subsequent Employment Year or Plan Year, as the case may be.

1.07 "Code" means the Internal Revenue Code of 1986 as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.08      "Company" means The Putnam Trust Company of Greenwich.

1.09 "Continuous Service" means, on and after January 1, 1976, each Plan Year in which an Employee completes at least 1,000 Hours of Service. No Continuous Service shall be recognized for any Plan Year, other than the year in which the Employee retires, dies or otherwise terminates employment with the Company, in which an Employee completes less than 1,000 Hours of Service.

An Employee who is granted an authorized leave of absence shall not be considered to have incurred a Break in Service and shall continue to accrue Continuous Service during the period covered by such authorized leave of absence.

With respect to an Employee who was in the employ of the Company on January 1, 1976, Continuous Service for service rendered prior, to that date shall include the continuous service recognized through December 31, 1975 under the terms of the Plan in effect on the latter date.

1.10 "Controlled Group" or "Affiliated Employer" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.11 "Total and Permanent Disability" means a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long continued and indefinite duration and such Participant is able to provide proof of the existence thereof.

1.12 "Elective Deferrals" shall mean contributions made to the Plan during the Plan Year by the Company, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement pursuant to Section 13.02.

1.13 "Employee" means any Employee of the Company whose employment consists of at least 1,000 Hours of Service during a Plan Year. Persons employed on a commission, contract or retainer basis shall not be included within the meaning of the term "Employee".

A leased employee as that term is defined in Code Section 414(n) and regulations thereunder will not be eligible to become a participant in this Plan provided that the Plan otherwise satisfies the requirements of Section 410(b). Notwithstanding the foregoing, leased employees will be considered Employees for every other purpose under the Plan.

1.14 "Employee Benefits Committee" means the Committee which shall direct the general administration of the Plan in accordance with Section XIV hereof.

1.15 "Employment Year(s)" means, for each Employee, each period of 12 consecutive months following, (i) the date of employment commencement, or if he has incurred a Break in Service, the date of his return to service and (ii) thereafter, the anniversary dates thereof.

1.16 "Family Member" shall mean an individual described in Section 414(q)(6)(B) of the Code.

1.17 "Highly Compensated Employee" shall mean a "highly compensated active employee" or a "highly compensated former employee". A highly compensated active employee includes any employee who performs service for the Employer during the determination year and who during the look back year: (i) received compensation from the Employer in excess of $75,000 (adjusted by the Adjustment Factor); (ii) received compensation from the Employer in excess of $50,000 (adjusted by the Adjustment Factor) and was a member of the top paid group for such year; (iii) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limit in effect under 415(b)(1)(A) of the Code.

The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year, unless the Employer elects to make such look-back year calculation for a Plan Year on the basis of the calendar year ending with the Plan Year being tested. If the Company elects to make the calendar year contribution with respect to one plan, entity or arrangement, then such election shall apply with respect to all such plans, entities and arrangements of the Employer.

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

1.18      "Hour of Service" means

          (1) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company.

          (2) Each hour for which an Employee is paid or entitled to payment by the Company to a maximum of 501 hours, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, (including disability), layoff, jury duty, military duty or leave of absence.


               Notwithstanding the preceding sentence, the Employee will not be credited with Hours of Service if no duties are performed and payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws and Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, provided, however, that no more than 501 Hours of Service will be credited for payments of back pay to the extent that such back pay is awarded or agreed to for a period during which an Employee did not or would not have performed duties.

          The same Hours of Service shall not be credited under paragraphs (1),
          (2), and (3) of this definition (1. 18). Hours of Service shall be credited in the same manner for Employees who are considered Employees through the application of Code Section 414(n) and regulations issued pursuant thereto.

          Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations.


1.19 "Non-Highly Compensated Employee" shall mean an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member.

1.20 "Participant" means any Employee who has met the eligibility requirements for participation in the Plan as set forth in Section H.

1.21 "Plan" means the Profit-Sharing Plan for Employees of The Putnam Trust Company of Greenwich, Connecticut.

1.22 "Plan Year" means a period of 12 months beginning on January 1st and ending on December 31st of each calendar year.

1.23 "Profit Allocation Units" means the Participant's share of the Company's contribution allocated to such Participant in any Plan Year in accordance with Section VI hereof

1.24 "Qualified Domestic Relations Order" means a judgment, decree, or order which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former spouse, child or other dependent of a Participant made pursuant to a State domestic relations order. Such Qualified Domestic Relations order must specify the name and address of the Participant and alternate payee, the amount or percentage (or a determination thereof) of the Participant's benefit to be paid to the alternate payee, the number of payments (or periods) to which the order applies and that the order applies to this Plan.

1.25 "Qualified Joint and Survivor Annuity" means an annuity payable for the life of the Participant with payments continuing after his death to, and for the life of, his Spouse in an amount equal to one half of such benefit payable to the Participant. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's account balance. A purchase of any annuity under this Plan shall be made without distinguishing Participants on the basis of sex.

1.26 "Qualified Nonelective Contributions" shall mean contributions (other than matching contributions) made by the Company and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are 100 percent vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their beneficiaries earlier than the earlier of:


          (i) separation from service, death, or disability of the Participant;

          (ii)      attainment of the age 59-1/2 by the Participant;

          (iii) termination of the plan without establishment of a successor plan; or

          (iv) upon hardship of the Participant, pursuant to the terms set forth in Section 13.01.

1.27 "Spouse" means the legal spouse of the Employee, on the earlier of the Participant's benefit commencement date or the date of the Participant's death.

1.28 "Trustee" means the Trustee under the Trust Agreement providing for the Trust Fund.

1.29 "Trust Fund" means the Fund established under the Trust Agreement by contributions made by the Company from which payments are made pursuant to the Plan and the Trust Agreement.

Wherever used in the Plan the masculine pronoun shall be deemed to include the feminine gender unless the context clearly indicates otherwise.

Pursuant to Code Section 401(a)(27) this Plan is intended to be a profit sharing plan with a 401(k) arrangement.

                                   SECTION II
                                   ----------

                                  Eligibility
                                  -----------

2.01 Each Employee of the Company on January 1, 1976 who was a Participant in the Plan on December 31, 1975 shall continue as a Participant in the Plan.

2.02 Each other Employee shall become a Participant in the Plan, commencing on or after January 1, 1976, on the first day of the month coincident with or next following the date on which he has completed three years of Continuous Service.

2.03 Effective January 1, 1989, each Employee who is not a Participant under Section 2.01 or 2.02 shall commence participation on the first day of the month coincident with or next following the date he has completed one Year of Continuous Service.

2.04 For the purpose of this Section, years of Continuous Service shall be each Employment Year in which an Employee completes at least 1,000 Hours of Service. If during any Employment Year an Employee completes less than 1,000 but more than 500 Hours of Service, then years of Continuous Service thereafter shall be each Plan Year in which such Employee completes at least 1,000 Hours of Service. The new computation period shall commence on the first day of the Plan Year immediately preceding the end of the Employment Year in which the Employee did not complete 1,000 Hours of Service.

                                  SECTION III
                                  -----------

                             Restoration to Service
                             ----------------------

3.01      Service and Participation
          -------------------------

Effective for Plan Years beginning on and after January 1, 1989.

(a) If an Employee is rehired with the five year period following the date of his termination of employment, such Employee shall participate in the Plan as of the date he completes the requirements of Section II and Years of Continuous Service prior to a Break in Service shall be restored on the reemployment commencement date.

(b) If an Employee is rehired more than five years after his termination of employment he shall become a Participant in the Plan on the date he satisfies the requirements of Section II. Years of Continuous Service prior to the Break in Service shall be restored on the Employee's reemployment commencement date only if the length of the Break in Service does not exceed the greater of (i) five years or (ii) Years of Continuous Service completed prior to the Break in Service.

(c) If a former Participant is rehired, he shall again become a participant in the Plan on the date of his reemployment and Years of Continuous Service shall be restored.

                                   SECTION IV
                                   ----------

                               Distribution Dates
                               ------------------

4.01      Retirement

          Upon actual retirement from Continuous Service with the Company (whether at normal retirement date which is the first day of the month coinciding with or next following a Participant's 65th birthday or such other later retirement date) a Participant shall be entitled as of his actual retirement date to receive his Accumulated Profit Allocation Units in his account on such date.

          A Participant may elect to defer payment of his Accumulated Profit Sharing Units beyond retirement, but not later than the date payments are required to commence under Section 9.02. In the event a Participant elects to defer payment under this Section 4.01, then such Participant may elect to have the value of his Profit Allocation Units invested in one of the following methods:

          (a) the Participant's Accumulated Profit Allocation Units shall be multiplied by the dollar value of the unit as determined on the date of valuation coinciding with or immediately following the date of the Participant's termination of service. Such amount shall be invested in a specific interest bearing account at a rate not less than the interest rate earned by the Trust Fund on the valuation date on which the value of the Participant's Accumulated Profit Allocation Units was determined and shall be annually adjusted on the first month of each calendar year to reflect then current rates of interest;

          (b) the Participant's Accumulated Profit Allocation Units shall remain in the Fund and continue to share in any gains and losses of the Trust Fund. Gains and losses shall be credited from the date of termination to the date of commencement of payments.

          A Participants election of investment under this Section 4.01 shall be irrevocable. Payment shall be made in the amount and manner set forth in Section VIII hereof.

4.02      Death
          -----

          In the event that a Participant shall die while in the Continuous Service of the Company or during a period of deferred payment as provided in Section 4.04 following termination of service, his Accumulated Profit Allocation Units shall be paid in the following manner.

          (a) A Participant who is not married to a Spouse, whose Spouse cannot be located, or who has been abandoned by a Spouse (within the meaning of local law) or is legally separated from a Spouse and has a court order to such effect, or such other circumstance exists that may later be prescribed by the Secretary of the Treasury to be an exception to the rules of Section 4.02(b), shall have the distribution of his Accumulated Profit Sharing units made in the manner set forth in Section 8.01, to be effective upon his date of death and distributed as soon as practicable thereafter.

          (b) A Participant who is married to a Spouse, shall have the distribution of his Accumulated Profit Allocation Units, payable to his Spouse, in the form described in Section 8.01 or 8.02 or 8.03, whichever is applicable. If the distribution to the Spouse is determined under Section 8.01 or 8.03 then the Spouse shall be entitled to receive such Units within a reasonable time which is not later than 90 days following the date of the Participant's death. If such payments are made under Section 8.02, then such payments shall commence on any date following the death of the Participant which is not later than the Participant's Normal Retirement Date. A Participant who is married to a Spouse, may not designate a Beneficiary other am his Spouse unless such Participant and his Spouse consent in writing and in accordance with this section to a non-Spouse Beneficiary. The consent of the Spouse shall only be effective if such consent acknowledges the effect of waiving any distributions under the Plan, specifies alternate Beneficiary, if any, and such consent is witnessed by a notary public or Plan representative. The Spouse's consent shall only be effective with respect to such Spouse.

          (c) Notwithstanding Sections (a) or (b) above if the value of the Participant's Accumulation Profit Allocation Units is $3,500 or less on the Participants date of death, such Units shall be distributed in one lump sum payment as soon as practicable thereafter without the consent of the Beneficiary or Spouse. If the value of such Units is greater than $3,500 then such amounts may not be distributed without the consent of the Beneficiary or Spouse except if required under Section 4.03.

          When an Employee becomes a Participant of the Plan, the Committee shall provide the Participant with written explanation of all benefits provided upon the death of a Participant under the Plan, and the Participant shall designate, by filing with the Committee on a form provided by the Committee, the name of the Beneficiary or Beneficiaries to receive any amounts due in the event of his death. The Participant may, in the same manner, revoke such Beneficiary designation and designate successor Beneficiaries from time to time; except that, the designation of Beneficiary other than the Spouse, which has been consented to by such Spouse, may not be altered or changed without the Spouse's consent to the designation, except that a change from a non-Spouse Beneficiary to the Spouse as beneficiary shall not require the consent of the Spouse. In the event that there is no designated Beneficiary surviving the Participant, any amounts due shall be paid to the Spouse, if there is no Spouse, the Spouse has died or cannot be located, any amounts due shall be paid to one or more of the following persons designated by the Committee: the Participant's (1) children, (2) parents, (3) brothers and sisters, (4) executors or administrators in their representative capacity. In the event of the death of a Beneficiary or a retired or terminated Participant, all amounts thereafter payable with respect to him shall be paid to the remaining or surviving Beneficiary or Beneficiaries.

4.03      Distribution on Death
          ---------------------

          All distributions required under this Section, shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations.

          Upon the death of the Participant, the following distribution provisions shall take effect:

          (a) Distribution beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's vested Accumulated Profit Allocation Units shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions as follows:

               (i) If any portion of the Participant's interest is payable to a designated beneficiary, distributions made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

               (ii) If the designated beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

               If the Participant has not made an election pursuant to this section 4.03 by the time of his or her death the Participant's designated beneficiary must elect the commencement of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a commencement of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) For purposes of section 4.03(b) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of section 4.03(b) with the exception of paragraph (ii) therein, shall be applied as if the surviving Spouse were the Participant.

          (d) For purposes of this section 4.03, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

4.04      Termination or Service

          In the event a Participant's service with the Company is terminated for any reason other than death or retirement such Participant shall be entitled to receive his Accumulated Profit Allocation Units as of the date of his termination of service or the Participant may elect to defer payment, but not later than the date payments are required to commence under Section 9.02, in the amount and manner set forth in
          Section VIII hereof. In the event that the Participant defers payment after the termination of service the Participant may elect to have his or her Accumulated Profit Allocation Units invested in one of the following methods:

          (a) the Participant's Accumulated Profit Allocation Units shall be multiplied by the dollar value of the unit as determined on the date of valuation coinciding with or immediately following the date of the Participant's termination of service. The resultant funds shall be invested in a specific account bearing an interest rate not less than the interest rate earned by the Trust Fund on the valuation date on which the value of the Participant's Accumulated Profit Allocation Units was determined. Such interest shall be credited to the Participant's account from the date of termination to the date of commencement of payments and shall be adjusted annually on the first month of each calendar year to reflect then current interest rates; or

          (b) the Participants Accumulated Profit Allocation units shall remain in the Fund and continue to share in any gains or losses of the Trust Fund. Gains and losses shall be credited from the date of termination to the date of commencement of payments. If such Participant should die during any period of deferred payment, the Participants vested Accumulated Profit Allocation Units shall be distributed according to Section 4.03.

          A Participant's election under this Section 4.04 shall be irrevocable.

          Notwithstanding the above, if the value of a terminated Participant's Accumulated Profit Allocation Units is less than $3,500, then the value of such Units shall be distributed as soon as practicable following termination of employment without the consent of the Participant (or if married the Participants Spouse). If the value of such Units exceed $3,500 then such amounts may not be distributed prior to normal retirement date (as defined in Section 4.01) without the consent of the Participant.

4.05      Election on or after Age Sixty-two

          Notwithstanding Section 13.01, a Participant who has completed 25 years of Continuous Service and has attained at least age 62 may elect once, prior to termination of employment, to receive the Accumulated Profit Allocation Units in his account on the date such election becomes effective, payment shall be made in the amount and manner set forth in Section VIII hereof. An election under this Section 4.05 may be made 60 days prior to the date the Participant qualifies as to age and Continuous Service or anytime thereafter. Such an election shall become effective 60 days following the date the election is filed with the Committee. Distribution made in accordance with this selection shall not preclude the recipient from continued participation in the Plan.

4.06      Disability

          In the event a Participant incurs a Total and Permanent Disability he shall be entitled to receive a distribution of his Profit Allocation Units as of his Disability termination date, which shall be the first day of the calendar month coincident with or next following the date of such Total and Permanent Disability. Payment shall be made in the amount and in the manner set forth in Section VIII hereof.

                                    SECTION

                             Company Contributions


5.01 The Board in its sole discretion and by written resolution, shall determine the amount, if any, that the Company shall contribute from its capital, surplus and undivided profits to the Trust Fund for each Plan Year; provided, however, that in no event shall the amount to be considered for any Plan Year exceed the amount allowable as a deduction in computing the Federal Income Tax of the Company for that Plan Year, including any amount allowable as a deduction from income tax of the Company for that Plan Year because of any failure to contribute for any prior Plan Year in the full amount allowable as a deduction in such prior Plan Year.
          All Company contributions made to the Plan shall be conditioned on its deductibility. Any amounts determined to be disallowed by the Secretary of the Treasury (or if such amount is less than $25,000 determined by the Company to be nondeductible) shall be returned to the Company within one year of the date of disallowance of the deduction.

5.02 The contribution payable for each Plan Year by the Company shall be due as of the last day of the Plan Year and the payment thereof shall be made at the close of the Plan Year or not later than the date required for the Company to receive a tax deduction for such Plan Year; provided, however, that if an underpayment is made due to a mistake of fact, the Company, by written resolution of the Board, may make a compensatory contribution within the subsequent Plan Year, such contribution to be effective for purposes of allocation in accordance with Section VI as of the due date of the underpayment.

5.03 Except as provided in Section 5.01 any and all contributions of the Company made under the Plan shall be irrevocable and shall be transferred by the Company to the Trustee to be used in accordance with the provisions of the Plan, and neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of the Participant's in the Plan or their Spouses or Beneficiaries; provided, however, that a contribution made due to a mistake of fact may be returned to the Company within one year of the payment of such contribution, upon receipt by the Trustee of the Board's written request therefor.

5.04 Company contributions not subject to the election under Section 13.02 shall be 100% vested. Company contributions subject to the election under Section 13.2 be 100% vested.

                                   SECTION VI
                                   ----------

                    Allocation of the Company's Contribution
                    ----------------------------------------

6.01 The Company's contribution to the Plan for each Plan Year shall be allocated by the Committee among the Participants in the Continuous Service of the Company on the last day of the Plan Year and, except for any portion a Participant has elected to receive pursuant to
          Section 13.02, the amount allocated to each such Participant shall be credited to his account as Profit

          Allocation Units in the Fund on such date, all as provided in the following paragraph.

          The Company's contribution for each Plan Year shall be allocated among such Participants in the same proportion that the Annual Earnings paid to each such Participant for the Plan Year bears to the total Annual Earnings paid to all Participants during such Plan Year.

          After the Company's contribution for each Plan Year has been allocated among such Participants in accordance with the paragraph immediately preceding, such contribution (except for any portion any Participants elect to receive pursuant to Section 13.02) shall be used to purchase Profit Allocation Units in accordance with Section VII hereof, and the Participant's account shall be credited with the number of Units that may be purchased by such contribution.

6.02      Partial Year's Allocation
          -------------------------

          In the event an Employee is included in the Plan after the first day of a Plan Year, he shall be entitled to share in the Company's contribution to the Plan in that Plan Year on a pro rata basis.

          Anything contained herein to the contrary notwithstanding, in the event a Participant, his Spouse or his Beneficiary becomes entitled to a distribution in accordance with Section IV hereof on a date other than the first day of a Plan Year, he, his Spouse or his Beneficiary shall be entitled to share in the Company's contribution to the Plan in that Plan Year on a pro rata basis, such pro rata portion to be payable as of the first day of the following Plan Year.

          The actual compensation earned by the Participant in the partial allocation period shall be used as a basis for computing, in accordance with Section 6.01, his pro rata portion of the allocation. For Plan Years commencing prior to January 1, 1977, the allocation, based on the Annual Earnings as then defined, shall be in the proportion that the Participant's completed full months of membership bear to 12.

6.03      Annual Additions Limitation
          ---------------------------

          Effective for Plan Years beginning on and after January 1, 1987, for purposes of the Plan, 'Annual Addition' shall mean the amount allocated to a Participant's account during the Plan Year that constitutes:

          (a)  Company contributions,

          (b)  Employee contributions,

          (c)  Forfeitures, and

          (d) Amounts described in Section 415(l)(1) and 419(A)(d)(2) of the Code.

          Annual Additions shall also include Excess Contributions under Section
          6.09. Excess Elective Deferrals returned in accordance with Section
          6.08 shall not be included as Annual Additions under the Plan.

6.04      Maximum Annual Additions
          ------------------------

          Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the account of a Participant for any Plan Year shall not exceed the lesser of a) $30,000 (or if greater one fourth of the limitation set forth in Section 415(b)(1) of the Code in effect for the Plan Year) or b) 25 percent of the Participant's compensation (as defined in Code Section 415(c)(3)) for such Plan Year, or such other limit as may be prescribed under the Code. Compensation for purposes of this section shall not apply to any contribution for medical benefits (within the meaning of Section 419(A)(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code).

          If such Annual Additions exceed the limitations, such excess shall be reallocated to eligible Participants in the same manner as provided in
          Section 6.01 hereof

          In addition, the otherwise permissible Annual Additions for any Participant under this Plan shall be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan maintained by the Controlled Group. If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for any Plan Year shall not exceed 1.O. The Defined Benefit Plan Fraction is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Controlled Group (determined at the close of the Plan Year) and the denominator of which is the lesser of
          (i) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(b)(1)(A) of the Code; or (ii) 1.4 multiplied by 100% of the Participant's average monthly compensation, as defined in
          Section 1.415-2(d)(1)(i) of the regulations, during the three consecutive years when the total compensation paid to him was highest. The Defined Contribution Plan Fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts in all defined contribution plans maintained by the Controlled Group for the Plan Year and for all prior Plan Years and the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under
          Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Code Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Plan Year shall be equal to the lesser of (i) 1.25 multiplied by the dollar limitation if effect for such Plan Year under subsection 415(c)(1)(A) of the Code; or (ii) 1.4 multiplied by 25% of the Participant's compensation for such Plan Year. At the election of the Committee, special transitional rules may apply for both the defined benefit fraction and the defined contribution fraction for employees who were Participants as of December 31, 1982.

          For purposes of this limitation, all defined benefit plans of the Controlled Group, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Controlled Group, whether or not terminated, are to be treated as one defined contribution plan. The extent to which Annual Additions under the Plan shall be reduced as compared with the extent to which the annual benefit under any defined benefit plans shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Committee in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise affected Participants of any additional limitation on their annual benefits required by this paragraph.

          If amounts are allocated in a Plan Year to Participant(s) account(s) which are in excess of the permitted Annual Additions for a Plan Year, such excess shall be disposed of as follows:

          (a) The excess attributable to Effective Deferrals shall be returned to Participant's on whose behalf such Elective Deferrals were made.

          (b) The excess amount in the Participant's account will be used to reduce Company contributions (including any allocation of forfeitures) for such Participant in the next Plan Year, and each succeeding Plan Year if necessary.

          (c) If after the application of paragraph (b) an excess amount still exists, the excess amount will be held un-allocated in a suspense account.

               The suspense account will be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Participants in the next Plan Year, and each succeeding Plan Year if necessary.

               (d) If a suspense account is in existence at any time during the Plan Year pursuant to this Section, it will not participate in the allocation of the investment gains and losses.

          The above limitations are intended to comply with the provisions of
          Section 415 of the Code so that the maximum benefits provided by plans of the Controlled Group shall be exactly equal to the maximum amounts allowed under Section 415 of the Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 6.04 and the provisions of Section 415 of the Code and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.

6.05      Maximum Elective Deferrals

            Effective on and after January 1, 1987, no Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Company, during any calendar year in excess of $7000 multiplied by the Adjustment Factor. The foregoing limit shall not apply to Elective Deferrals of amounts attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986. If a Participant, or the Committee, determines that a Participant has contributed more than $7,000 multiplied by the Adjustment Factor within a calendar year, the Participant or Committee, may direct the excess amounts to be returned in accordance with Section 6.08.

6.06 Compliance with Non-Discrimination Requirements It is the intention of the Company that the Plan be qualified under Section 401(k) of the Code. In order to ensure qualification, the Committee may, from time to time during each Plan Year, compute the Actual Deferral Percentage (as described in Section 6.07) for all Participants to determine whether the Plan can be expected to satisfy the non-discrimination requirements set forth in the Code. In the event that the Committee determines, in its sole discretion, that the Plan will not satisfy such requirements, the Committee may prospectively refuse to make, on an equitable basis, part or all of the Company contribution to Highly Compensated Employees for the Plan Year or take any other action which may be permitted under the Code.

6.07 Average Actual Deferral Percentage Elective Deferrals in excess of the limits described below be returned to Participants pursuant to
          Section 6.09. The nondiscrimination requirements are met only if one of the following two tests are satisfied:

          (a) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (b) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees by more Than two (2) percentage points.

          (c)  Definitions For purposes of these tests, the terms below shall
               -----------
               have the stated meanings:

               (i) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Elective Deferrals, including Excess Elective Deferrals (as defined in Section 6.08) of any highly Compensated Employees, but excluding any Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the Plan and, at the Employer's election, Qualified Nonelective Contributions, contributed on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Annual Earnings for the Plan Year. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                    On and after January 1, 1989 for purposes of determining Elective Deferrals and Qualified Nonelective Contributions, those amounts allocated to the Participant within the Plan Year and actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the Elective Deferral relates shall be included in calculating the Actual Deferral Percentage for such Plan Year, provided that the elective Deferral relates to Annual Earnings that either (i) would have been received by the Participant in the Plan Year but for the Participant's election to defer, or (ii) is attributable to services performed by the Participant in the Plan Year and but for the Participant's election to defer would have been received by the Participant within 2-1/2 months after the close of the Plan Year.

               (ii) "Average Actual Deferral Percentage" shall mean the average
                    (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group.

              (iii) "Compensation" means compensation for any Plan Year
                    determined in accordance with Code Section 414(s). The Company may elect to include compensation which is not currently includable in the Participant's gross income by reason of the application of Code Section 125 and 402(a)(8), provided such election is made consistently among all Participants.

               (iv) "Eligible Participant" shall mean any Employee of the
                    Employer who   is otherwise authorized under the terms of
                    the Plan to have Elective Deferrals or Qualified Nonelective Contributions allocated to his account for the Plan Year (whether or not the

                    Employee is a Participant for the entire Plan Year).

          (d)  Special Rules

               (i) For purposes of determining the Actual Deferral Percentage of any Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employee, the Elective Deferrals, Qualified Nonelective Contributions and Annual Earnings of such Participant shall include the Elective Deferrals, Qualified Nonelective Contributions and Annual Earnings for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as to employees in determining the Actual Deferral Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

               (ii) For purposes of this Article IV, the Actual Deferral
                    Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to have Elective Deferrals allocated to this account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Controlled Group, shall be determined as if all such Elective Deferrals and Qualified Non-elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans As a be treated as separate if mandatorily desegregated under regulations issued under
                    Section 401(k) of the Code.

             (iii) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Average Deferral Percentage of Participants as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401 (k) of the Code only if they have the same Plan Year.

               (iv) The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions used in such test.

               (v) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.08      Distribution or Excess Elective Deferrals
          -----------------------------------------

          (a) Notwithstanding any other provision of the Plan, any amounts contributed in excess of the limit described under 6.05 (hereinafter known as Excess Elective Deferrals) plus any income and minus any loss allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter following the close of the Plan Year to Participants who claim, or are deemed to have claimed, such Excess Elective Deferrals for the preceding calendar year in accordance with Section (b) below. Excess Elective Deferrals returned in accordance with this subsection (a) shall not be treated as Annual Additions under the Plan.

          (b) The Participant's claim shall be in writing, shall be submitted to the Committee no later than March 1; shall specify the Participant's Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under any other plan or arrangement described in Section 401(k) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. In lieu of any action taken by the Participant, a Participant shall be deemed to have claimed Excess Elective Deferrals to the extent the Participant's Excess Elective Deferrals under this Plan, when added to Excess Elective Deferrals under any Plan maintained by the Company exceeds the limitation set forth in
               Section 402(g) of the Code, and the Committee (as defined in Section XIV upon such deemed notice of an Excess Elective Deferral shall authorize the return of any such Excess Deferral Amounts by refunding such amounts no later than April 15 following the close of the calendar year in which such excess was contributed.

               Excess Elective Deferrals may be returned within the calendar year in which such excess occurs, provided that (i) such contributions are returned after having been made to the Plan;
               (ii) notice or deemed notice has been made in accordance with the foregoing; and (iii) the Plan designates the distribution as a distribution of Excess Elective Deferrals.

          (c) Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss in accordance with the procedure for valuing the Participant's account, as set forth in
               Section 7.01. Income or loss allocable to Excess Elective Deferrals shall not include any income or loss allocable to the period between the close of the Plan Year and the date of distribution.

6.09      Distribution of Excess Contributions
          ------------------------------------

          (a) Notwithstanding any other provision of the Plan, any amounts contributed in excess of the limit described under 6.07 (hereinafter knows as Excess Contributions) plus any income and minus any loss accordance thereto shall be distributed no later than 2-1/2 months following the close of the Plan Year in which such Excess Contributions were made. Excess Contributions shall be treated as Annual Additions under the Plan.

               Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) shall be allocated among the Family Member in proportion to the Elective Deferrals and Qualified Nonelective Contributions of each Family Member that is combined to determined the combined Actual Deferral Percentage.

          (b) Determination of income or loss: Excess Contributions shall be adjusted for any income or loss in accordance with the procedure for valuing the Participant's account as set forth in Section
               7.01. Income or loss allocable to Excess Contributions shall not include any income or loss allocable to the period between the close of the Plan Year and the date of distribution.

          (c) Accounting for Excess Contributions: Excess Contributions distributed under this Section 6.09 shall first be treated as distributions from the Participant's Elective Deferral account and shall be treated as distributed from the Participant's Qualified Nonelective Contribution account only to the extent such Excess Contributions exceed the balance in the Participant's Elective Deferral account.

                                  SECTION VII
                                  -----------

                       Accounts and Valuation of the Fund
                       ----------------------------------

7.01 The Committee shall maintain in the name of each Participant an account which shall accurately reflect from time to time the Participant's Accumulated Profit Allocation Units. Within 15 days after the last day of each calendar quarter in each Plan Year the Trustee shall, as provided in the Trust Agreement, ascertain and certify to the Committee the fair market value of each of said funds as of the last day of each calendar quarter. The determination of the fair market value of each of said funds as of the last day of the last calendar quarter of each Plan Year shall be made without taking into account the Company's contribution, if any, due on such day for such Plan Year. Such determinations of value so made shall, for all purposes of the Plan, conclusively establish such value.

7.02 The value of a Profit Allocation Unit, for purposes of the Plan, shall be computed as follows:

          (a) For the first Plan Year, each one dollar ($1.00) of Company contribution, made with respect to such Plan Year, shall be equal to one (1) Profit Allocation Unit. Each Participant shall be given credit for the number of Profit Allocation Units that each dollar of Company contribution made on his behalf will purchase.

          (b) For Plan Years subsequent to the first Plan Year, the value of a Profit Allocation Unit shall be based on the fair market value of the fund in which the same is invested as of the last day of each calendar quarter in such Plan Year, as determined in this Section VII, divided by the total number of such Profit Allocation Units invested in such fund on such date.

7.03 When a Participant's Accumulated Profit Allocation Units are payable in accordance with Section IV hereof, unless a Participant has elected to leave his Accumulated Profit Allocation Units in the Trust Fund, the Trustee shall within a reasonable period and at the direction of the Committee, segregate and hold the entire amount which is payable in cash or in kind to the Participant, his Spouse or his Beneficiary, and shall pay the Participant, his Spouse or his Beneficiary in accordance with the written instructions of the Committee. Such segregated amounts shall be deemed not to be a part of the Fund or funds in which the same had been invested for the purposes of valuation thereof. The segregated amounts shall be placed in a specific account bearing an interest rate not less than the interest rate earned by the Trust Fund on the valuation date coinciding with or immediately following the event resulting in the distribution of the Participant's Accumulated Profit Allocation Units. Interest rates on such segregated accounts shall be adjusted annually during the first month of each calendar year to reflect then current interest rates.

                                  SECTION VIII
                                  ------------

                             Method of Distribution
                             ----------------------

8.01      Benefit Distributions
          ---------------------

     (a) Upon retirement, death, termination of service, Total and Permanent Disability or election on or after age 62 (hereafter referred to individually as "event of distribution'), under the conditions set forth in Section IV, a Participant, Spouse or Beneficiary, as the case may be, who is entitled to receive his Accumulated Profit Allocation Units shall receive an amount equal to such units multiplied by the dollar value of the unit as determined on the date of valuation coinciding with or immediately following the event of distribution in the manner hereinafter provided. In the event amounts are payable in accordance with Section 8.01(a)(2), payments shall be segregated from the Trust Fund and placed in a specific interest bearing account in the same manner as provided in Section 7.03. At the election of the Participant, and in accordance with applicable laws, payments of the amount determined as above shall be made by means of one or any combination of the following methods of distribution:

          (1) Lump sum distribution either in cash or in kind, payable as of the event of distribution. The distribution may be made in one of two ways: (a) paid in the year of event of distribution to the extent of the benefits which can be determined up to the date of such event with the remainder payable within 60 days after the determination of the amount of the remainder; or (b) the full sum payable in one calendar year after the full benefits have been determined. In each case, the deferred portion of the Participant's benefit shall bear interest from the date of event of distribution at a rate determined by the Committee.

          (2) A series of annual installments over a period of 10 years with interest compounded annually on the unpaid balance of such amount at the rate determined by the Committee from time to time provided such 10 year period does not exceed the life expectancy of such Participant (or the life expectancy of the Participant and designated Beneficiary). Life expectancy shall be determined in accordance with section 1.72-9 of the Income Tax Regulations.

          (3) Through an annuity contract or contracts purchased on his behalf from an insurance company selected by the Committee, provided such contracts are purchased on a sex-neutral basis and further provided that the period of payment provided through such annuity contract does not exceed the life of a Participant, or the lives of a Participant and a designated Beneficiary (or over a period extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary) as determined in accordance with Section 1.72-9 of the Income Tax Regulations.

               Notwithstanding the foregoing, in the event a Participant, who is married to a Spouse, elects a form of distribution which is deemed to be a life annuity, Section 8.02 shall automatically be operative.

     (b) Distribution may also occur as the result of any of the following events at the election of the Company:

          (1) the termination of the Plan, without the establishment of another defined contribution plan.

          (2) The disposition by the Company to an unrelated corporation of substantially all of the assets (with the meaning of section 409(d)(2) for the Code) used in a trade or to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

          (3) The disposition by the Company to an unrelated entity of such corporation's interest in a subsidiary (with the meaning of section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

8.02      Qualified Joint and Survivor Annuity
          ------------------------------------

          This Section shall become effective notwithstanding any other provision of this Plan other than Section 8.03 if a Participant, who is married to a Spouse, elects a form of distribution which is deemed to be a life annuity, or elects this Section 8.02 as a form of distribution.

          If the Participant is married to a Spouse, unless such Participant and Spouse elect in writing in accordance with this Section 8.02 to receive an annuity payable for his life ceasing with the last monthly payment prior to his death, payments shall be made through the purchase of a contract or contracts in the form of a Qualified Joint and Survivor Annuity.

          A married Participant and Spouse may elect at any time within 90 days of a Participant's distribution date not to receive the distribution as a Qualified Joint and Survivor Annuity provided such Spouse consents in writing to waive such distribution, the consent acknowledges the effect of waiving such distribution, the consent specifies any alternate Beneficiary designation or form of benefit designated by the Participant, and such consent is witnessed by a Plan representative or a notary public. A Spouse's consent shall only be valid with respect to such Spouse.

          In the event that this Section 8.02 becomes effective, the Committee shall provide at least 90 days prior to the date the Participant's Accumulated Profit Allocation Units are distributed a written explanation of the (i) terms and conditions of the Qualified Joint and Survivor Annuity, (ii) the rights of the Participant and Spouse to waive or revoke an election and (iii) on and after January 1, 1989 a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain relative values of the optional forms available under the Plan.

8.03 A distribution shall not commence under this Section VIII prior to Normal Retirement Date if the Accumulated Profit Allocation Units exceed $3500 unless the Participant, or in the event of a distribution under Section 8.02, the Participant and the Spouse consents to such distribution. The consent of the Participant (or the Participant's Spouse or Beneficiary, if applicable) must be in writing and received by the Committee within 90 days of the date such distribution is to be made. The Committee shall notify the Participant of the right to defer a distribution until the date specified in Section 9.02. In the event no election to defer is made, then the account shall become immediately distributable on the date the Participant attains age 65 (or would have attained age 65 if death had not occurred) and consent shall not be required. Failure to consent prior to the date the account is immediately distributable will be deemed an election to defer to age 65.

8.04 Notwithstanding anything to the contrary contained in the Plan, if a Participant terminates for any reason and the value of the Participant's vested Accumulated

          Profit Allocation Units is less than $3500 on the date of termination of employment, then the Participant will receive a distribution of such Units as provided in Section 8.01(a)(1).

                                   SECTION IX
                                   ----------

                        Time of Commencement of Payments
                        --------------------------------

9.01 Unless a Participant elects otherwise, payments to him, his Spouse, or his Beneficiary, as applicable, under Section 8.01 shall begin not later than the 60th day after the close of the Plan Year in which occurs the earlier of (i) the Participant's date of disability pursuant to Section 4.06, (ii) the date the Participant terminates service with the Company, (iii) the date of the Participant's death, or (iv) the date of election on or after age 62 in accordance with
          Section 4.05. A Participant shall be notified of his right to defer payments until such time as distributions are required under Section 9.02.

          Distributions of amounts in excess of $3,500 shall not be made prior to the date the Participant attained (or would have attained) age 65 without written consent of the Participant pursuant to Section 8.03.

9.02 Distribution to a participant other than a 5-percent owner must commence no later than the first day of April following the calendar year in which the later of termination of employment or age 70-1/2 occurs. The account balance of a 5-percent owner (determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70-1/2) must be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70-1/2.

          Notwithstanding the above, effective January 1, 1989, distribution to a Participant must commence no later than April 1st following the calendar year in which such individual attains age 70-1/2.

9.03 No portion of the Participant's Accumulated Profit Allocation Units may commence to be distributed under the Plan prior to the Participant's 65th birthday unless:

          (a) the Participant (and, if applicable, the Participant's Spouse) consents in writing to such commencement within 90 days prior to the date of distribution; or

          (b) the Accumulated Profit Allocation Units are distributed on the occasion of the Participant's death or Total and Permanent Disability.

                                   SECTION X
                                   ---------

                            Limitation of Assignment
                            ------------------------

10.01 No payments under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such payments. If any Participant, former Participant, retired Participant or Spouse or Beneficiary of such Participant under the Plan is adjudicated bankrupt, or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any payment under the Plan, then such payment shall, in the discretion of the Committee, cease and terminate and in that event the Trustee shall hold or apply the same or any part thereof to or for the benefit of such Participant or Spouse or Beneficiary of such Participant in such manner as the Committee may determine.

10.02 Notwithstanding the above, the Committee shall direct the Trustees to comply with a Qualified Domestic Relations Order provided such order does not require a form of benefit not otherwise provided under the Plan, or require increased distribution, or require the payment of a distribution to an Alternate Payee (as described below) which are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

          For purposes of this Section 10.3 an Alternate Payee shall mean a Spouse, former spouse, child or dependent of the Participant who is recognized by a domestic relations order as having the right to receive all or portion of, the benefits payable under the Plan to the Participant.

          To the extent provided in a Qualified Domestic Relations Order, a former spouse shall be considered a Spouse for the purposes of Section
          8.02 and 4.03. The Committee shall notify each Participant and any Alternate Payee of receipt of such orders, plan procedures for determining the Qualified status of domestic relation orders and administration of such distributions. Such procedures including, if appropriate, the segregation of Plan assets necessary to satisfy the Qualified Domestic Relations Order during the pendency of the Committee determination shall be in accordance with reasonable and uniform policies established by the Committee, in accordance with the Code and applicable regulations.

                                   SECTION XI
                                   ----------

                    Limitation of Rights of the Participant
                    ---------------------------------------

11.01 The establishment of the Plan shall not be construed as giving any Participant, Employee, or other person in the employ of the Company, a right to be continued in the service of the Company or to interfere with the right of the Company to terminate the service of any Participant Employee or other person in the employ of the Company at any time.

                                  SECTION XII
                                  -----------

                            Payments to Incompetents
                            ------------------------

12.01 if the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment and to give a valid release therefor, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a Court of competent jurisdiction, the payment may be made to such other person or institution referred to in (b) above and the release of such other person or institution shall be a valid and complete discharge by the Company for the payment due under the Plan.

                                  SECTION XIII
                                  ------------

                       Distributions In Cases of Hardship
                       ----------------------------------
                          Or at Participant's Election
                          ----------------------------

13.01     Hardship Distributions
          ----------------------

          (a) Upon written request, the Committee shall grant a Participant a hardship distribution if the Committee determines that:

               (i) The Participant has incurred a hardship that creates an immediate and heavy financial need; and

               (ii) Other resources of the Participant are not reasonably available to meet the need.

          (b)  In determining whether a Participant meets the requirements of
               Section 13.01(a)(ii), other resources reasonably available to meet the need shall also include the assets of the Participants spouse and minor children that are reasonably available to the Participant, provided that property held for a Participants child under an irrevocable trust or under the Uniform Gifts to Minors Act shall not be included as a resource of the Participant and the Committee may rely on the Participants written representation, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by liquidation of the Participant's assets;

              (iii) by cessation of contributions to the Plan; or

               (iv) by other distributions or nontaxable;(at the time of the loan) loans from any plan maintained by the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

          For purposes of this section and section 13.01(a)(ii), a need cannot reasonably be relieved by one of the actions indicated in (i) through
          (iv) above if the effect would be to increase the need.

          The amount of an immediate and heavy financial need may include any amount necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from any hardship distribution.

          (c) A distribution will be deemed to be made on account of an immediate and heavy financial need as provided in 13.01(a)(i), if the distribution is on account of.

               (i) Medical expenses, as described in Section 213(d) of the Code, incurred by the Participant, the Participant's Spouse, or any dependent of the Participant or necessary for these individuals to obtain medical care described in Section 213(d);

               (ii) Costs directly relating to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

              (iii) Payment of tuition and related educational fees for the next twelve (12) months of post secondary education for the Participant, his or her Spouse, children or dependents; or

               (iv) Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (v) Any further additions that the Commissioner of the Treasury may deem to be immediate and heavy as reported in future publications.

          (d) Effective, January 1, 1989, the amount available for a hardship distribution shall be limited to the total amount to the credit of the Participant of his Accumulated Profit Allocation Units as of December 31, 1988. Distributions on account of hardship from a Participants Accumulated Profit Allocation Units contributed after January 1, 1989 shall be limited to Company contributions (other than Elective Deferrals) not used to satisfy the Average Actual Deferral Percentage test set forth in Section 6.08 and shall not include any interest earned on Elective Deferrals or any other Company contribution used to satisfy the Average Deferral Percentage test on or after January 1, 1989.

13.02     Elective Distributions
          ----------------------

          A Participant may elect in writing on a form furnished by the Committee and to be filed with the Committee by December 30 of any year to receive a designated portion not exceeding 50% of the amount, if any, of the Company contribution for the following Plan Year allocated to such electing Participant in accordance with Section VI of the Plan. Such portion, if any, of the Company contribution allocated to a Participant which such Participant has elected to receive shall be paid to such Participant in cash after the Company contribution for the Plan Year following the year in which such election has been made has been allocated among the Participants in accordance with Section VI. If such an electing Participant is not living at the time of the allocation of the Company's contribution for such Plan Year following his election, the election shall be of no effect and such Participant's allocation shall be handled as though no election has been made.


                                  SECTION XIV
                                  -----------

                           Administration of the Plan
                           --------------------------

14.01 The general administration of the Plan shall be placed in an Employee Benefit Committee which shall consist of at least three members, who are Employees but not necessarily officers or directors, who shall be appointed from time to time by the Board to serve at the pleasure of said Board. As required by the Employee Retirement Income Security Act of 1974 as amended, the Board has designated the Committee as the Plan Administrator.

14.02 Any person appointed to be a member of the Committee shall signify his acceptance in writing to the Board. Any member of the Committee may resign by delivering his written resignation to the Board and such resignation shall become effective upon delivery or at any later date specified therein.

14.03 The members of the Committee shall elect a Chairman from their number, and a Secretary who may, but need not, be one of the members of the Committee.

14.04 The members of the Committee shall serve without compensation for services as such but the Company, upon an equitable basis, shall Day or reimburse the Committee expenses reasonable incurred by the Committee and shall defend and hold harmless the Committee and each member thereof against all loss, liability or expense occasioned by any act or omission to act taken or determined upon by it or him, except for any such act or omission which is due to willful misconduct, fraud or lack of good faith. Not member thereof shall be personally liable for error of omission or commission unless such error results from his own gross negligence, willful misconduct or lack of good faith; nor shall any Committee member be personally liable for any action of gross negligence, willful misconduct or lack of good faith of any other Committee member. The Company shall be the named Fiduciary of the Plan

14.05 A majority of the members of the Committee at the same time in office may do any act which this Plan authorized or requires the Committee to do and the action of sch majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute an action of the Committee and shall have the same effect for all purposes as if assented to by all the members at the time in office. The Committee may, by a writing signed by a majority of its members, delegate to any one member of the Committee the authority to give certified notice in writing of any action taken by the Committee.

          The Committee shall advise the Trustee in writing with respect to all payments which become payable under the terms of the Plan and shall direct the Trustee to make such payments from the Trust Fund.

          It is the intention of the Company to pay the expenses incurred by the Trustee in the performance of its duties, including fees for legal service rendered from time to time between the Company and the Trustee, and all other proper charges and disbursements of the Trustee.

          Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Committee as to any question involving the general administration of the Plan shall be conclusive.

          The Committee's determination as to an Employee's period of Continuous Service and Annual Earnings shall be conclusive. Any discretionary actions to be taken under this Plan by the Committee with respect to the classification of employees or payments shall be uniform in their nature and applicable to all employee similarly situated.

          The Committee shall keep in convenient form such data as may be necessary for the operation and administration of the Plan. The Committee shall submit annually to the Board a report showing in reasonable summary the financial condition of the Trust Fund and giving a brief account of the operations of the Plan for the past year, and any further information which the Board may require.

          The Committee may employ counsel and agents and such clerical, medical and accounting services as it may require in carrying out the provisions of the Plan.

          The Committee may appoint from their number such committees with such powers as they shall determine and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf.

          The Committee shall be responsible for the maintenance of records showing the fiscal transaction of the Plan. It shall maintain or cause to be maintained accounts which will accurately reflect the Accumulated Profit Allocation Units of each Participant and it shall adopt general rules with respect to the maintenance of such accounts.

          The members of the Committee and the Company and its officers and directors shall be entitled to rely upon all certificates and reports made by any accountant selected by the Committee and upon all opinions given by any legal counsel so selected and the members of the Committee and the Company and its officers and directors shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon any such accountant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, former Participants and retired Participants and their Spouses and Beneficiaries.

          Without limiting the foregoing, the Committee shall have full discretionary authority to determine an individual's eligibility to participate in the Plan and the amount, if any, of benefits payable under the Plan and to otherwise interpret and administer the Plan.

14.06     Claims Procedure
          ----------------

          If any person has not received a payment under the Plan which the person feels he is entitled to, such person shall file with the Secretary of the Committee a written claim for the payment. If the claim is denied, in whole or in part, the S shall promptly give the claimant written notice of the denial, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the claimant. Notice of such denial shall be made no later than 90 days following receipt of such claim, except that if special circumstances exist which require additional time, such 90 day period may be extended by an additional 90 days provided the Committee notifies the claimant of such extension within the initial 90 day period.

          The claimant may, upon receipt of a denial of payments, request a review of the claims by appeal to the Board or a committee of the Board so appointed. Such request shall be delivered in writing to the Secretary of the Committee within 60 days following receipt of a denial.

          After the Board has reviewed the claim for appeal, the final decision of the Board shall be communicated in writing to the claimant within 60 days unless an extension is required in which case such decision shall be made no later than 120 days following a request for appeal. Such communication shall set forth the specific reasons for the decision with references to the appropriate Plan provisions.

                                   SECTION XV
                                   ----------

                                Trust Agreement
                                ---------------

15.01 As a part of the Plan the Company will enter into a Trust Agreement with itself under which it, as Trustee, shall receive the contributions of the Company to the Trust Fund and shall hold, invest and distribute such Fund in accordance with the terms and provisions of the Trust Agreement. Investment decisions shall be made by the Employee Benefits Committee with the assistance of an Investment Manager, as defined in Section 3(38) of ERISA, who shall be an employee of the Trust Department of the Company, and a member of the Committee. The Company shall act as Trustee without compensation, and the Trust shall be administered by the Trust Department of the Company as a separate Trust similar to other trusts administered, and at no time are the funds of the Trust to be considered a part of the assets of the Company.

15.02 The Company intends that this shall be a permanent Plan for the exclusive benefit of its Employees and expects to contribute to the Trust Fund the amounts determined in accordance with Section V. Neither the Company nor the Committee, nor the Trustee shall be liable in any manner if the Trust Fund should be insufficient to provide for the payments under the Plan. Such payments are to be payable only from the Trust Fund and only to the extent that such Fund shall suffice therefor.

15.03 The Trustee shall from time to time, upon being advised by the Committee in writing that a person is entitled to receive all or any part of his Accumulated Profit Allocation Units, make payments out of the fund or funds in which such units are invested to such person, in such manner and in such amounts and for such purposes, including the purchase of annuity contracts, and the segregation of accounts as the Committee shall direct and, upon such payment or segregation being made, the amount thereof shall no longer constitute a part of such fund.

15.04 The Trustee shall invest the Trust Fund in securities legal for trustees in the State of Connecticut and in the capital stock of the Company.

15.05 Effective on and after January 1, 1976, up to 100 % of the assets of the Plan may be invested in capital stock of the Putnam Trust Company of Greenwich.

                                  SECTION XVI
                                  -----------

                    Amendment to or Termination of the Plan
                    ---------------------------------------

16.01 The Company expects that the Plan will be permanent, but reserves the right to change, amend, modify, or terminate the Plan in part, or in its entirety, as applied to such Company, in any respect at any time for any reason, including changes which increase the contributions of the Company or otherwise increase the cost of the Plan to the Company. Any such action may be taken by the Board of Directors of the Company without action by its shareholders. Notwithstanding the above, the Company and the Board of Directors authorizes the Committee to approve and adopt any Plan amendment without consent of the Board of Directors if such amendment is required as a result of legislative changes and to approve any amendment of an administrative nature (including benefit changes) provided such changes result in no significant increase in cost and such amendments comply with applicable law and further provided such amendments are in writing with unanimous approval of the Committee.

          No part of the Trust fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, former Participants, retired Participants or Spouses or beneficiaries of such Participants except as may be permitted by Section 403(c)(1) of the Employee Retirement Income Security Act of 1974.

          Any such amendment or termination shall be effective at such date as the Board of Directors of the Company, or in the case of an amendment passed by the Committee, the Committee, shall determine, except that no amendment shall be effective as against the Trustee until the date upon which written notice thereof is given to the Trustee. No amendment or termination shall allow the return to the Company of any part of the monies, securities, insurance contracts and any other assets held by the Trustee under this Plan, nor the use of any such assets for any purpose other than for the exclusive benefit of Participants and their Beneficiaries and estates, except as may be permitted by Section 403(c)(1) of the Employee Retirement Income Security Act of 1974.

          Except to the maximum extent permitted or required by the Code, or any other applicable section of the law and the regulations issued thereunder, no amendment or modification shall be made which would:

          (a) retroactively impair any rights to any amounts under the Plan which any Participant, Beneficiary, Spouse or other eligible survivor would otherwise have had at the date of such amendment by reason of the contributions theretofore made;

          (b) permit the elimination or reduction of a subsidy or an early retirement benefit (as defined in Code regulations); or

          (c) permit the elimination of an optional form of benefit with attributable to benefits attributable to service prior to the effective date of such amendment; or

          (d) permit a change in a vesting schedule unless a Participant's nonforfeitable percentage under the Plan, as amended will at all times be equal to or greater than the Participant's nonforfeitable percentage without regard to such amendment.

          In the case of a retirement type subsidy, this subsection (c) shall apply only with respect to a Participant who satisfies (either prior to or subsequent to the effective date of the amendment) preamendment. conditions for such subsidy. The foregoing shall not operate to limit the application of a amendment described in Code Section 412(c)(8).

          If the Plan's vesting schedule is amended (either directly or indirectly) each Participant with at least three years of Continuous Service may elect within a reasonable period after the adoption of the amendment to have the nonforfeitable percentage computed without regard to the amendment.

16.02 In the event of the complete or partial termination of the Plan and Trust, after payment of all expenses and proportional adjustment of accounts to reflect such expenses and Trust Fund losses or profits and reallocations, each affected Participant shall have a non-forfeitable right to the Accumulated Profit Allocation Units in his account on such date of complete or partial termination and shall be entitled to receive an amount equal to such units multiplied by the dollar value of the unit as determined by a valuation thereof on such date of termination.

          The Trustee shall distribute such amounts or any parts thereof, upon the direction of the Committee in cash or in Kind, in installments or in the form of refund or non-refund annuities.

                                  SECTION XVII
                                  ------------

                            Merger or Consolidation
                            -----------------------

17.01 This Plan may not merge or consolidate with, or transfer its Plan assets or liabilities to, any other plan, unless each Participant hereunder shall have an account balance in the resulting successor or transferee plan (determined as if such plan had terminated) immediately after such merger, consolidation, or transfer which is equal to or greater than the account balance the Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).



                                 SECTION XVIII
                                 -------------

                           Top-Heavy Plan Limitations
                           --------------------------

18.01 Effective on and after January 1, 1984, when used in this Section the following terms shall have the following meanings and supersede any conflicting provisions of the Plan in a Top Heavy Plan Year:

          (a) "Aggregation Group Plan" means each tax-qualified plan maintained by an
           Employer:

               (i)       in which a Key Employee is a Participant;

               (ii) which enables any plan in which a Key Employee is a Participant, to meet the requirements of either Section 401(a)(4) or 410 of the Code; and

               (iii) each other plan the Committee may designate; provided, however, that if such Plan were treated as an Aggregation Group Plan, each Aggregation Group Plan would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          (b) "Cumulative Accrued Benefit" for a Participant means, as of the Determination Date for a Plan Year, the sum of (i) the aggregate distributions made from the Aggregation Group Plan with respect to a Participant during the five Plan Years immediately preceding such Determination Date, (ii) the actuarial equivalent (as defined in a defined benefit plan) present value of the cumulative accrued benefits of that Participant in all defined benefit Aggregation Group Plans and

               (iii) the aggregate value of the accounts of that Participant under all defined contribution Aggregation Group Plans. For purposes of determining the Cumulative Accrued Benefit of a Participant, any rollover contribution or plan transfer made to an Aggregation Group Plan after December 31, 1983 shall be disregarded to the maximum extent permitted by the Code and regulations if it is (i) initiated by the Participant and (ii) not made from an Aggregation Group Plan. The calculation of the Top Heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and regulations issued thereunder.

               Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 41 1 (b)(1)(C) of the Code.

          (c) "Determination Date" means that last day of the next preceding Plan Year.

          (d) "Employer" means the Company or any other employer aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code.

          (e) "Key Employee" "Means any Participant who at any time during the Plan Year or any of the four preceding Plan Years was, or would be considered, a "Key Employee" under Section 416(i) of the Code and the regulations.

          (f) "Participant" means a Participant, including a former Participant in any Aggregation Group Plan during the current Plan Year or any of the four preceding Plan Years.

          (g) "Top-Heavy" means for a Plan Year that the aggregate Cumulative Accrued Benefits of Key Employees exceed 60 % of the aggregate Cumulative Accrued Benefits of all Participant's determined as of the Determination Date (or 90% if the Plan is to be character as "Super Top-Heavy"). For this purpose, the Cumulative Accrued Benefit of (i) any former Key Employee who is not a Key Employee as of such Determination Date and (ii) with respect to Plan Years commencing after December 31, 1984, any Participant who has received no compensation from any Employer during the five Plan Years immediately preceding such Determination Date shall be disregarded in accordance with the Code and regulations.

18.02 Notwithstanding any other provisions of the Plan, if the Plan is Top-Heavy or Super Top-Heavy for a Plan Year commencing after December 31, 1983, then the following provisions all apply, but only to the extent required by the Code and the regulations:

          (a) Only the first $200,000 of compensation may be taken into account under the Plan; provided, however, that said $200,000 limitation shall be adjusted for any increases in the cost-of-living in accordance with the Code and the regulations:

          (b)  except as otherwise provided in (d) and (e) below, and Sections
               18.03 and 18.04, in the event that only this Plan is Top Heavy, the Employer contributions allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of a) three percent of such Participant's compensation, or b) the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's, allocated on behalf of any Key Employee for that year.

          This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of the Participant's failure to complete 1,000 Hours of Service;

     (c)  for purposes of determining compensation for all purposes under this
          Section XVIII, compensation will mean compensation as defined in accordance with Code Section 414:(q)(7);

     (d) the provision in (b) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year; and

     (e) the provision in (b) above shall not apply to any Participant to the extent such Participant is covered under any other Plan or Plans of the Employer under which the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other Plan or Plans.

18.03 In the event a Participant who is a non-Key Employee is a Participant in both a defined contribution plan and a defined benefit plan in a Top Heavy Aggregation Group Plan and this Plan is designated to provide the minimum allocation, the minimum allocation under this Plan shall be 5%.


18.04 If this Plan is Top Heavy and an extra minimum allocation of 1% is not allocated under Section 18.02(b) for the Plan Year so that the total allocation under such Section equals 4 %, then an adjustment shall be made to Section 6.05 by substituting "1.0" for "1.25" wherever it appears therein.

18.05 If this Plan is Top Heavy, and an extra minimum allocation of 2-1/2% is not allocated under Section 18.03 for the Plan Year so that the total allocation under such Section equals 7-1/2%, then an adjustment shall be made to Section 6.05 by substituting "1.0" for "1.25" wherever it appears therein.


18.06 If, for a Plan Year, (i) the Plan is Top-Heavy and the additional minimum allocation requirement otherwise imposed by Section 18.02 and Code Section 416(h)(2) have not been satisfied, or (ii) the Plan is Super Top-Heavy, then the requirements of Section 6.05 shall be satisfied by making appropriate adjustments to the defined benefit plan fraction and the defined contribution plan fraction under Section 415(e) of the Code to reflect the additional restrictions imposed by
          Section 416(h)(1) of The Code and Regulations.

                                  SECTION XIX
                                  -----------

                                  Construction
                                  ------------

         To the extent not inconsistent with the Employee Retirement
                            Income Security Act of
          1974 as amended, the Plan as amended and restated shall be construed according to the laws of
                           the State of Connecticut.



                         THE PUTNAM TRUST COMPANY OF GREENWICH


                         By:

                         Chairman of the Board of Directors
                         and Chief Executive Officer



ATTEST



Secretary


December 4, 1992
Date

                            Profit Sharing Plan for
               Employees of the Putnam Trust Company of Greenwich

                                  Amendment I

                                      (1)

Section VIII of the Plan is amended by the addition of the following Section
8.05.

     8.05    Rollover Option

             (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would other-wise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

             (b) Eligible rollover distribution: An eligible rollover distribution is any distribution of at least $200 of all or any portion of the balance to the credit of the Participant except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; any distribution that is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Participant securities).

             (c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    Employee's eligible Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Members with regard to the interest of the spouse or former spouse.

               (e) Direct Rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributes.

               (f) If a distribution is one to which sections 401 (a)(II) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-ll(c) of the Income Tax Regulations is given, provided that:

                    (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (2) the Participant, after receiving the notice, affirmatively elects a distribution.


                                    By ____________________________

                     AMENDMENT TO THE PROFIT SHARING PLAN
                              FOR EMPLOYEES OF THE
                 PUTNAM TRUST COMPANY OF GREENWICH, CONNECTICUT


WHEREAS, the Putnam Trust Company of Greenwich, Connecticut (the "Company") maintains the Profit Sharing Plan for Employees of the Putnam Trust Company of Greenwich, Connecticut (the "Plan"); and

WHEREAS, under section 16.01 of the Plan, the Company reserves the right to amend the Plan at any time and for any reason by action of its Board of Directors; and

WHEREAS, the Company desires to amend the Plan; now, therefore, be it RESOLVED, that the Plan is hereby amended effective January 1, 1993, as follows:

                                      (1)

Article XIII, Section 13.02 is amended in its entirety to read as follows:
"Elective Distributions

A Participant may irrevocably elect in writing, on a form furnished by the Committee, and filed with the Committee by December 30 of any year, to receive a designated portion not exceeding 50% of the amount, if any, of the Company contribution for the following Plan Year allocated to such electing Participant in accordance with Section VI of the Plan. Such portion, if any, of the Company contribution allocated to a Participant, which such Participant has elected to receive, shall be paid to such Participant in cash after the Company contribution for the Plan Year following the year in which such election has been made has been allocated among the Participants in accordance with Section VI.

A Participants election under this section 13.02 shall be irrevocable at any time after December 30 of each year."


IN WITNESS WHEREOF, the Plan is hereby amended as of January 1, 1993, but executed this ____ day __________________ 1993.



                                      BY:



                                    ATTEST:

                      AMENDMENT TO THE PROFIT SHARING PLAN
                             FOR EMPLOYEE S OF THE
                 PUTNAM TRUST COMPANY OF GREENWICH, CONNECTICUT



WHEREAS, the Putnam Trust Company of Greenwich, Connecticut (the "Company") maintains c Profit Sharing Plan for Employees of the Putnam Trust Company of Greenwich, Connecticut the "Plan"); and


WHEREAS, under section 16.01 of the Plan, the Company reserves the right to amend the Plan at any time and for any reason by action of its Board of Directors; and


WHEREAS, the Company desires to amend the Plan primarily for compliance with the applicable provisions of the Revenue Reconciliation Act of 1993; now, therefore, be it


RESOLVED, that the Plan is hereby amended effective January 1, 1994, as follows:

                                      (1)

Article I, Section 1.03 is amended b the inclusion of the following as the last paragraph thereof:

     "Notwithstanding the above, effective for Plan Years on and after January 1, 1994 Annual Earnings shall be limited to $150,000, as adjusted by the Adjustment Factor in $10,000 increments rounded down to the nearest $10,000 in accordance with Section 401(a)(17) of the Code. In determining Annual Earnings for purposes of this limitation, the family aggregation rules outlined in the first paragraph of this Section 1.03 shall continue to apply.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers as of this 15th day of December 1993

                                    By  William R. Moller
                                         Senior Vice President & Secretary


                                      Attest